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Exhibit 4.4

INTERCREDITOR AGREEMENT

        INTERCREDITOR AGREEMENT, dated as of                        , 20    , among                        , as First Lien Agent (and together with its successors and assigns, in such capacity, the "First Lien Agent"), U.S. BANK NATIONAL ASSOCIATION, as Trustee, Collateral Agent and Second Lien Agent (and together with its successors and assigns, in such capacities, the "Trustee" or the "Second Lien Agent"), MCLEODUSA INCORPORATED, a Delaware corporation (the "Company") and its Subsidiaries (such term and each other capitalized term used herein having the meanings set forth in Section 1) listed on the signature pages hereto (such Subsidiaries, together with the Company and each of its other Subsidiaries that become parties hereto, the "Grantors").

W I T N E S S E T H

        WHEREAS, the Company and certain other Grantors, certain lenders and the First Lien Agent, as [administrative] agent, are parties to the Credit Agreement, dated as of                        , 20    ;

        WHEREAS, the Obligations of the Company and the other Grantors under the Credit Agreement (including guarantees in respect thereof) will be secured (together with certain other obligations) by various assets of the Company and such other Grantors;

        WHEREAS, the Company and the other Grantors and the Trustee have entered into the Indenture dated as of September 28, 2006 (as amended, supplemented or otherwise modified from time to time in accordance with the terms Section 5.3, the "Indenture"), pursuant to which the Company will issue the Notes; and

        WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the parties hereto enter into this Agreement;

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

        SECTION 1.    Definitions

        (a)   Certain Definitions. As used in this Agreement, the following terms have the meanings specified below:

        "Agreement" means this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

        "Bankruptcy Law" means Title 11 of the United States Code and any similar Federal, state or foreign law for the relief of debtors.

        "Business Day" means any day other than a Saturday, a Sunday or a day that is a legal holiday under the laws of the State of New York [or the State of Minnesota] or on which banking institutions in the State of New York [or the State of Minnesota] are required or authorized by law or other governmental action to close.

        "Capital Stock" means "Capital Stock" (as defined in the Indenture as in effect on the date hereof).

        "Cash Management Obligations" means, with respect to any Person, all obligations of such Person in respect of overdrafts and related liabilities owed to any other Person that arise from treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions.

        "Common Collateral" means all of the assets of any Grantor, whether now owned or hereafter existing and whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted or held or purported to be held as security for both the First Priority Claims and the Second Priority Claims.

        "Company" has the meaning set forth in the preamble.

        "Credit Agreement" means the [Credit Agreement], dated as of                        , 20    , together with any documents evidencing or governing any Obligations relating thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted to be incurred in compliance with Section 4.11 ("Limitation on Incurrence of Additional Indebtedness") of the Indenture (as in effect on the date hereof) and such borrowings are secured by a Lien permitted under clause (16) or (17) of the definition of the term "Permitted Lien" (as defined in the Indenture as in effect on the date hereof)) or adding Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

        "DIP Financing" has the meaning set forth in Section 6.1.

        "Discharge of First Priority Claims" means the payment in full in cash of (a) the principal of and interest and premium, if any, on all Indebtedness outstanding under the First Priority Documents or, with respect to letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the applicable First Priority Documents (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit outstanding thereunder), in each case after or concurrently with termination of all commitments to extend credit thereunder and (b) any other First Priority Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

        "First Lien Agent" has the meaning set forth in the preamble.

        "First Priority Cash Management Obligations" means any Cash Management Obligations secured by any Common Collateral under the same First Priority Collateral Documents that secure Obligations under the Credit Agreement.

        "First Priority Claims" means (a) Indebtedness incurred in compliance with Section 4.11 ("Limitation on Incurrence of Additional Indebtedness") of the Indenture (as in effect on the date hereof) which is secured by a Lien permitted under clause (16) or (17) of the definition of the term "Permitted Lien" (as defined in the Indenture as in effect on the date hereof) and (b) all other Obligations of the Company or any other Grantor under the First Priority Documents, including all First Priority Hedging Obligations and First Priority Cash Management Obligations. Except as provided in the last sentence of this definition, any Obligations described in the preceding sentence shall constitute First Priority Claims only to the extent such Obligations are permitted to be incurred pursuant to the Indenture as in effect on the date hereof. First Priority Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant First Priority Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the First Priority Claims (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding for purposes of this agreement as if such payment had not occurred.

Notwithstanding anything to the contrary contained in this definition, any Obligation under a First Priority Document (including any Cash Management Obligations or Hedging Obligations) shall constitute a "First Priority Claim" if the First Lien Agent or the relevant First Priority Lender or First Priority Lenders under such First Priority Document shall have received a written representation from the Company in or in connection with such First Priority Document that such Obligation constitutes a "First Priority Claim" under and as defined in the Indenture as in effect on the date hereof (whether or not such Obligation is at any time determined not to have been permitted to be incurred under the Indenture).

        "First Priority Collateral" means all of the assets of any Grantor, whether now owned or hereafter existing and whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted or held or purported to be held as security for any First Priority Claims.

        "First Priority Collateral Documents" means any agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing any First Priority Claims or under which rights or remedies with respect to such Liens are governed.

        "First Priority Documents" means the Credit Agreement, the First Priority Collateral Documents, and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing a First Priority Hedging Obligation or First Priority Cash Management Obligation) providing for or evidencing any Obligation under the Credit Agreement or any other First Priority Claims, and any other related document or instrument executed or delivered pursuant to any First Priority Document at any time or otherwise evidencing any First Priority Claims.

        "First Priority Hedging Obligations" means any "First Priority Hedging Obligations" (as defined in the Indenture as in effect on the date hereof).

        "First Priority Lenders" means the Persons holding First Priority Claims, including the First Lien Agent.

        "First Priority Liens" means all Liens that secure First Priority Claims.

        "Grantors" has the meaning set forth in the preamble.

        "Indebtedness" means and includes all Obligations that constitute "Indebtedness" within the meaning of the Indenture (as in effect on the date hereof).

        "Indenture" has the meaning set forth in the recitals hereto.

        "Insolvency or Liquidation Proceeding" means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

        "Noteholders" means the Persons holding Notes from time to time.

        "Notes" means (a) the 10 1/2% Senior Second Secured Notes due 2011 issued by the Company, (b) the exchange notes issued in exchange therefor as contemplated by the Registration Rights Agreement dated as of September 28, 2006, among the Company and the Initial Purchaser (as defined therein) and (c) any additional notes issued under the Indenture by the Company, to the extent permitted by the Indenture and the First Priority Documents.

        "Obligations" means any and all obligations with respect to the payment of (a) any principal of or interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit, (b) any fees, indemnification obligations, damages, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness, (c) any obligation to post cash collateral in respect of letters of credit and any other obligations or (d) any Cash Management Obligations or Hedging Obligations.

        "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency or instrumentality thereof.

        "Pledged Collateral" means any Common Collateral the possession of which or the control thereof is necessary to perfect or improve the priority of a Lien thereon under the Uniform Commercial Code.

        "Required First Priority Lenders" means, with respect to any amendment or modification of a First Priority Document, or any termination or waiver of any provision of a First Priority Document, or any consent or departure by the Company or any of the Subsidiaries therefrom, those First Priority Lenders the approval of which is required to approve such amendment or modification, termination or waiver or consent or departure.

        "Second Lien Agent" has the meaning set forth in the preamble.

        "Second Priority Claims" means all Obligations in respect of the Notes or arising under the Second Priority Documents or any of them. Second Priority Claims shall include all interest accrued (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Second Priority Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the Second Priority Claims (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

        "Second Priority Collateral" means all of the assets of any Grantor, whether now owned or hereafter existing and whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted or held or purported to be held as security for the Second Priority Claims.

        "Second Priority Collateral Documents" means the Second Priority Security Agreement, the Second Priority Mortgages and any other document or instrument pursuant to which a Lien is granted or purported to be granted by any Grantor to secure any Second Priority Claims or under which rights or remedies with respect to any such Lien are governed.

        "Second Priority Documents" means (a) the Indenture, the Notes, the Second Priority Collateral Documents and each of the other agreements, documents or instruments evidencing or governing any Second Priority Claims and (b) any other related documents or instruments executed and delivered pursuant to any Second Priority Document described in clause (a) above evidencing or governing any Obligations thereunder.

        "Second Priority Lenders" means the Persons holding Second Priority Claims, including the Noteholders and the Second Lien Agent.

        "Second Priority Mortgages" means a collective reference to each mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any Second Priority Claims or under which rights or remedies with respect to any such Liens are governed.

        "Second Priority Security Agreement" means the Security and Pledge Agreement, dated as of September 28, 2006, among the Company, the other Grantors and the Trustee.

        "Subsidiary" means any "Subsidiary" (as defined in the Indenture as in effect on the date hereof) of the Company.

        "TIA" means the Trust Indenture Act of 1939, as amended.

        "Trustee" has the meaning set forth in the preamble.

        "Uniform Commercial Code" and "UCC" mean the Uniform Commercial Code as from time to time in effect in the State of New York.

        (b)   Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections shall be construed to refer to Sections of this Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

        SECTION 2.    Lien Priorities

          2.1    Subordination

        Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Second Lien Agent or the Second Priority Lenders on the Common Collateral or of any Liens granted to the First Lien Agent or the First Priority Lenders on the Common Collateral and notwithstanding any provision of the UCC or any other applicable law or the Second Priority Documents or the First Priority Documents or any other circumstance whatsoever, including any defect or deficiency or alleged defect or deficiency in the method or manner of the grant, attachment or perfection of any Lien or the subordination, voidance, avoidance, invalidation or lapse of any such Lien, the Second Lien Agent, on behalf of itself and the Second Priority Lenders, hereby agrees that: (a) any Lien on the Common Collateral that secures any First Priority Claims now or hereafter held by or on behalf of the First Lien Agent or any First Priority Lenders or any agent or trustee therefor shall be senior in all respects and prior to any Lien thereon that secures any of the Second Priority Claims; and (b) any Lien on the Common Collateral now or hereafter held by or on behalf of the Second Lien Agent or any Second Priority Lenders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens thereon that secures any First Priority Claims.

          2.2    Prohibition on Contesting Liens

        The Second Lien Agent, for itself and on behalf of each Second Priority Lender, and the First Lien Agent, for itself and on behalf of each First Priority Lender it represents, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the First Priority Lenders in the First Priority Collateral or by or on behalf of any of the Second Priority Lenders in the Second Priority Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Agent or any First Priority Lender to enforce this Agreement, including the priority of the Liens securing the First Priority Claims as provided in Section 2.1.

          2.3    Excluded Collateral

        The First Lien Agent, on behalf of itself and the First Priority Lenders, and the Second Lien Agent, on behalf of itself and the Second Priority Lenders, agree that no such creditor shall obtain a Lien on any asset or property of any Grantor unless such other creditors concurrently obtain a Lien thereon or such other creditors waive their rights under this sentence; provided, that the Second Lien Agent, on behalf of itself and the Second Priority Lenders, acknowledges and agrees that the First Priority Claims may be secured by Liens on Excluded Collateral (as such term is defined in the Indenture as in effect on the date hereof) of the type described in clause (i) of the definition thereof without the Second Priority Claims being secured by such Excluded Collateral.

        SECTION 3.    Enforcement

          3.1    Exercise of Remedies

        (a)   So long as the Discharge of First Priority Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) the Second Lien Agent and the Second Priority Lenders will not exercise or seek to exercise any rights or remedies (including set-off) with respect to any Common Collateral, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), contest, protest or object to any foreclosure proceeding or action brought by the First Lien Agent or any First Priority Lender, the exercise of any right under any Second Priority Document or any lockbox agreement, control agreement, blocked account agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Second Lien Agent or any Second Priority Lender is a party, or any other exercise by any such Person, of any rights and remedies relating to the Common Collateral under the First Priority Documents or otherwise, or object to the forbearance by the First Priority Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral and (ii) the First Lien Agent and the First Priority Lenders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Common Collateral without any consultation with or the consent of the Second Lien Agent or any Second Priority Lender; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any Grantor, the Second Lien Agent may file a claim or statement of interest with respect to the Second Priority Claims, subject to the limitations contained in this agreement and (B) the Second Lien Agent may take any action (not adverse to the prior Liens on the Common Collateral that secures the Second Priority Claims, or the rights of the First Lien Agent or the First Priority Lenders to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Common Collateral so long as such action is consistent with the terms and limitations on the Second Lien Agent and the Second Priority Lenders imposed by this Agreement. In exercising rights and remedies with respect to the Common Collateral, the First Lien Agent and the First Priority Lenders may enforce the provisions of the First Priority Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code and under the comparable law of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

        (b)   The Second Lien Agent, on behalf of itself and the Second Priority Lenders, agrees that it will not take or receive, directly or indirectly, in cash or other property or by setoff, counterclaim or in any other manner (whether pursuant to any enforcement, collection, execution, levy or foreclosure proceeding or otherwise), any Common Collateral or any proceeds of such Common Collateral, in each case in connection with the exercise of any right or remedy (including set-off) with respect to any such Common Collateral (or in respect of any such Common Collateral in the event of the occurrence of an Insolvency or Liquidation Proceeding with respect to a Grantor), unless and until the Discharge of First Priority Claims has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of First Priority Claims has occurred, except as expressly provided in the proviso to the first sentence of Section 3.1(a) above, the sole right of the Second Lien Agent and the Second Priority Lenders with respect to such Common Collateral is to hold a Lien on such Common Collateral pursuant to the Second Priority Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the First Priority Claims has occurred.

        (c)   Subject to the proviso to the first sentence of Section 3.1(a) above and without limiting the effect of other provisions of this Agreement, (i) the Second Lien Agent, for itself and on behalf of the Second Priority Lenders, agrees that the Second Lien Agent and the Second Priority Lenders will not take any action that would hinder any exercise of remedies undertaken by the First Lien Agent under the First Priority Documents with respect to the Common Collateral, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, and (ii) the Second Lien Agent, for itself and on behalf of the Second Priority Lenders, hereby waives any and all rights it or the Second Priority Lenders may have as a junior lien creditor to object to the manner in which the First Lien Agent or the First Priority Lenders seek to enforce or collect the First Priority Claims or the Liens granted in any First Priority Collateral, regardless of whether any action or failure to act by or on behalf of the First Lien Agent or First Priority Lenders is adverse to the interest of the Second Priority Lenders.

        (d)   The Second Lien Agent, on behalf of itself and the Second Priority Lenders, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Document shall be deemed to restrict in any way the rights and remedies of the First Lien Agent or the First Priority Lenders with respect to the Common Collateral as set forth in this Agreement and the First Priority Documents.

          3.2    Cooperation

        Subject to the proviso to the first sentence of Section 3.1(a) above, the Second Lien Agent, on behalf of itself and the Second Priority Lenders, agrees that, unless and until the Discharge of First Priority Claims has occurred, it will not commence, or join with any Person (other than the First Priority Lenders and the First Lien Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in any Common Collateral under any of the Second Priority Documents or otherwise.

        SECTION 4.    Payments

          4.1    Application of Proceeds

        As long as the Discharge of First Priority Claims has not occurred, the Common Collateral and proceeds thereof received in connection with the sale or other disposition of, or collection on, such

Common Collateral upon the exercise of remedies (or in respect of any Common Collateral in the event of the occurrence of an Insolvency or Liquidation Proceeding with respect to a Grantor), shall be applied by the First Lien Agent to the First Priority Claims in such order as specified in the relevant First Priority Documents (or, if an order is not specified in the First Priority Documents, in such order determined by the First Lien Agent in its sole discretion) until the Discharge of First Priority Claims has occurred. Upon the Discharge of the First Priority Claims, the First Lien Agent shall deliver to the Second Lien Agent all Common Collateral and such proceeds remaining that are held by the First Lien Agent in the same form as received, with any necessary endorsements, to be applied, if applicable, by the Second Lien Agent to the Second Priority Claims in accordance with the Indenture until all Second Priority Claims have been paid in full in cash. After all Second Priority Claims have been paid in full in cash in accordance with the Indenture, the Second Lien Agent shall deliver to the applicable Grantor, or its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

          4.2    Payments Over

        Any Common Collateral or proceeds thereof (or amounts in respect thereof) received by the Second Lien Agent or any Second Priority Lender in connection with the exercise of any right or remedy (including set-off) relating to the Common Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the First Lien Agent for the benefit of the First Priority Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Agent is hereby authorized to make any such endorsements as agent for the Second Lien Agent or any such Second Priority Lender. This authorization is coupled with an interest and is irrevocable.

        SECTION 5.    Other Agreements

          5.1    Releases

        (a)   If in connection with:

          (i)    the exercise of the First Lien Agent's remedies in respect of the Common Collateral provided for in Section 3.1(a), including any sale, lease, exchange, transfer or other disposition of any such Common Collateral;

          (ii)   any sale, lease, exchange, transfer or other disposition of any (but, in any event (except pursuant to a transaction otherwise permitted under the Indenture), not all or substantially all of the) Common Collateral permitted or consented to by the First Priority Agent or the Required First Priority Lenders, or otherwise permitted under the terms of the First Priority Documents after an event of default thereunder, and as defined therein, has occurred and is continuing; or

          (iii)  any sale, lease, exchange, transfer or other disposition of any (but, in any event (except pursuant to a transaction otherwise permitted under the Indenture), not all or substantially all of the) Common Collateral permitted under the terms of the First Priority Documents (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing);

the First Lien Agent, for itself or on behalf of any of the First Priority Lenders, releases any of its Liens on any part of the Common Collateral, the Liens, if any, of the Second Lien Agent, for itself or for the benefit of the Second Priority Lenders, on such Common Collateral (but not the proceeds thereof to the extent not applied in accordance with Section 4.1) shall (to the extent not otherwise prohibited under the TIA) be automatically, unconditionally and simultaneously released and the Second Lien Agent, for itself or on behalf of any such Second Priority Lender, promptly shall (to the extent not otherwise prohibited under the TIA) execute and deliver to the First Lien Agent or such Grantor such termination statements, releases and other documents as the First Lien Agent or such Grantor may request to effectively confirm such release.

        (b)   The Second Lien Agent, for itself and on behalf of the Second Priority Lenders, hereby irrevocably constitutes and appoints the First Lien Agent and any officer or agent of the First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Agent or such holder or in the First Lien Agent's own name, from time to time in the First Lien Agent's discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

          5.2    Insurance

        Unless and until the Discharge of First Priority Claims has occurred, the First Lien Agent and the First Priority Lenders shall have the sole and exclusive right under the First Priority Documents, to the extent such a right is granted in the First Priority Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding relating to the Common Collateral. Unless and until the Discharge of First Priority Claims has occurred, all proceeds of any such policy and any such award if in respect to the Common Collateral shall be paid to the First Lien Agent for the benefit of the First Priority Lenders to the extent required under the First Priority Documents and thereafter to the Second Lien Agent for the benefit of the Second Priority Lenders to the extent required under the Second Priority Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. If the Second Lien Agent or any Second Priority Lender shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First Lien Agent in accordance with the terms of Section 4.2.

          5.3    Amendments to Second Priority Documents.

        Without the prior written consent of the First Lien Agent and the Required First Priority Lenders, no Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by any of the terms of the First Priority Documents. The Second Lien Agent agrees that each Second Priority Collateral Document shall include the following language (or language to similar effect approved by the First Lien Agent):

    "Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement (as defined in the Indenture). In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern."

In addition, the Second Lien Agent agrees that each Second Priority Mortgage covering any Common Collateral shall contain such other language as the First Lien Agent may reasonably request to reflect the subordination of such Second Priority Mortgage to the First Priority Collateral Document covering such Common Collateral.

          5.4    Rights As Unsecured Creditors

        Notwithstanding anything to the contrary in this Agreement, each of the Second Lien Agent and the Second Priority Lenders may exercise rights and remedies as an unsecured creditor against the Company or any Subsidiary that has guaranteed the Second Priority Obligations in accordance with the terms of the Second Priority Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Second Lien Agent or any Second Priority Lenders of the required payments of interest, premium, if any, and principal on the Second Priority Claims and related fees and expenses so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Agent or any Second Priority Lender of rights or remedies as a secured creditor or enforcement in contravention of this Agreement of any Lien held by any of them in respect of any Common Collateral (or received or paid in respect of any Common Collateral in the event of the occurrence of an Insolvency or Liquidation Proceeding with respect to a Grantor). In the event the Second Lien Agent or any Second Priority Lender becomes a judgment lien creditor in respect of any Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing First Priority Claims on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such First Priority Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Agent or the First Priority Lenders may have with respect to the First Priority Collateral.

          5.5    Representative and Bailee for Perfection and Control

        (a)   The First Lien Agent agrees to hold the Pledged Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as "representative" (as defined in Section 1-201(35) of the UCC) and bailee for the Second Lien Agent and any assignee solely for the purpose of perfecting the security interest (or improving the priority thereof) granted in such Pledged Collateral pursuant to the Second Priority Security Documents, subject to the terms and conditions of this Section 5.5.

        (b)   Until the Discharge of First Priority Claims has occurred, the First Lien Agent shall be entitled to deal with such Pledged Collateral in accordance with the terms of the First Priority Documents as if the Liens of the Second Lien Agent under the Second Priority Collateral Documents did not exist. The rights of the Second Lien Agent shall at all times be subject to the terms of this Agreement and to the First Lien Agent's rights under the First Priority Documents.

        (c)   The First Lien Agent shall have no obligation whatsoever to the Second Lien Agent or any Second Priority Lender to assure that such Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Lien Agent under this Section 5.5 shall be limited solely to holding such Pledged Collateral as representative and bailee for the Second Lien Agent for purposes of perfecting the Lien (or improving the priority thereof) held by the Second Lien Agent.

        (d)   The First Lien Agent shall not have by reason of the Second Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the Second Lien Agent or any Second Priority Lender.

        (e)   Upon the Discharge of First Priority Claims, the First Lien Agent shall deliver to the Second Lien Agent or, if applicable, cause the Second Lien Agent to have control of such remaining Pledged Collateral (if any) together with any necessary endorsements (or otherwise allow the Second Lien Agent, if applicable, to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. Such Pledged Collateral (if any) will be delivered or control in respect thereof will be made without recourse and without any representation or warranty whatsoever as to the enforceability, perfection, priority or sufficiency of any Lien securing or guarantee or other supporting obligation for any Second Priority Claim, together with any necessary endorsements.

        (f)    Promptly upon the execution of this Agreement by the parties hereto, the Second Lien Agent will, to the extent permitted by applicable law, deliver to the First Lien Agent any Pledged Collateral in its possession and cause the First Lien Agent to have control of any Pledged Collateral under its control and all proceeds of Pledged Collateral in the possession or under the control of the Second Lien Agent, whether arising out of the action taken to enforce, collect or realize upon any Pledged Collateral or otherwise. Such Pledged Collateral and such proceeds will be delivered without recourse and without any representation or warranty whatsoever as to the enforceability, perfection, priority or sufficiency of any Lien securing or guarantee or other supporting obligation for any First Priority Claim, together with any necessary endorsements.

          5.6    Cooperation.

        (a)   Upon request of the First Lien Agent from time to time, the Second Lien Agent shall promptly disclose to the First Lien Agent all information in its possession reasonably requested by the First Lien Agent with respect to the Second Priority Collateral, including the identity of the Grantors and guarantors of any Second Priority Obligations and the description, location and timing of perfection of Liens purported to be created on the Second Priority Collateral to secure Second Priority Claims and shall promptly deliver to the First Lien Agent copies of the Second Priority Documents and other documents relating to the Second Priority Collateral, such as Uniform Commercial Code Financing Statements and record copies of Second Priority Collateral Documents.

        (b)   Upon request of the Second Lien Agent from time to time, the First Lien Agent shall promptly disclose to the Second Lien Agent all information in its possession reasonably requested by the Second Lien Agent with respect to the First Priority Collateral, including the identity of the Grantors and guarantors of any First Priority Obligations and the description, location and timing of perfection of Liens purported to be created on the First Priority Collateral to secure First Priority Claims and shall promptly deliver to the Second Lien Agent copies of the First Priority Documents and other documents relating to the First Priority Collateral, such as Uniform Commercial Code Financing Statements and record copies of First Priority Collateral Documents.

        (c)   Neither the First Lien Agent, nor any First Priority Lender, nor any of their respective officers, directors, employees, attorneys, or agents are or will be responsible for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of any Second Priority Collateral Document, for the creation, perfection, priority, sufficiency or protection of any Lien created under any Second Priority Collateral Document or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any Second Priority Collateral Document or any Lien created thereunder, or for any delay in doing so. Neither the Second Lien Agent, nor any Second Priority Lender, nor any of their respective officers, directors, employees, attorneys, or agents are or will be responsible for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of any First Priority Collateral Document, for the creation, perfection, priority, sufficiency or protection of any Lien created under any First Priority Collateral Document or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any First Priority Collateral Document or any Lien created thereunder, or for any delay in doing so.

        SECTION 6.    Insolvency or Liquidation Proceedings

          6.1    Financing Issues

        If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Agent shall desire to permit the use of cash collateral or to permit the Company or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law ("DIP Financing") in an aggregate principal amount that when taken together with the principal amount of all First Lien Claims does not exceed the maximum principal amount of Indebtedness that could then be incurred by the Company in compliance with Section 4.11 ("Limitation on Incurrence of Additional Indebtedness") of the Indenture (as in effect on the date hereof) which is secured by a Lien permitted under clause (16) or (17) of the definition of the term "Permitted Lien" (as defined in the Indenture as in effect on the date hereof), then the Second Lien Agent, on behalf of itself and the Second Priority Lenders, agrees that it will raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3) and, to the extent the Liens securing the First Priority Claims are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the Liens on the Common Collateral that secures the Second Priority

Claims are subordinated to the Liens thereon that secures the First Priority Claims under this Agreement, and agrees that notice received five (5) Business Days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice.

          6.2    Relief from the Automatic Stay

        Until the Discharge of First Priority Claims has occurred, the Second Lien Agent, on behalf of itself and the Second Priority Lenders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, without the prior written consent of the First Lien Agent and the Required First Priority Lenders.

          6.3    Adequate Protection

        The Second Lien Agent, on behalf of itself and the Second Priority Lenders, agrees that none of them shall contest (or support any other Person contesting) (a) any request by the First Lien Agent or the First Priority Lenders for adequate protection or (b) any objection by the First Lien Agent or the First Priority Lenders to any motion, relief, action or proceeding based on the First Lien Agent or the First Priority Lenders claiming a lack of adequate protection, in each case, in respect of the Common Collateral. Notwithstanding the foregoing contained in this Section 6.3, in any Insolvency or Liquidation Proceeding, (i) if the First Priority Lenders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law, then the Second Lien Agent, on behalf of itself or any of the Second Priority Lenders, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien, if any, shall be subordinated to the Liens securing the First Priority Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens on the Common Collateral that secures the Second Priority Claims are so subordinated to the Liens thereon that secures the First Priority Claims under this Agreement, and (ii) in the event the Second Lien Agent, on behalf of itself and the Second Priority Lenders, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Second Lien Agent, on behalf of itself or any of the Second Priority Lenders, agrees that the First Lien Agent shall also be granted a senior Lien on such additional collateral as security for the First Priority Claims and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Claims shall be subordinated to the Liens on such collateral securing the First Priority Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Priority Lenders as adequate protection on the same basis as the other Liens on the Common Collateral that secures the Second Priority Claims are so subordinated to the Liens thereon that secures such First Priority Claims under this Agreement.

          6.4    No Waiver

        Nothing contained herein shall prohibit or in any way limit the First Lien Agent or any First Priority Lender from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Agent or any of the Second Priority Lenders with respect to the Common Collateral, including the seeking by the Second Lien Agent or any Second Priority Lender of adequate protection (other than as allowed pursuant to Section 6.3 of this Agreement) or the asserting by the Second Lien Agent or any Second Priority Lender of any of its rights and remedies under the Second Priority Documents or otherwise in respect of the Common Collateral.

          6.5    Preference Issues

        If any First Priority Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount (a "Recovery") received in respect of any Common Collateral, then the First Priority Claims shall be reinstated to the extent of such Recovery and the First Priority Lenders shall be entitled to receive payment in full in cash (including, in the case of any letter of credit, cash collateral therefor) with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Lien Agent and each Second Priority Lender agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

          6.6    Asset Dispositions in an Insolvency or Liquidation Proceeding

        Neither the Second Lien Agent nor any other Second Priority Lender shall, in an Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any assets of any Grantor constituting Common Collateral that is supported by the First Priority Lenders, and the Second Lien Agent and each other Second Priority Lender will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the First Priority Lenders and to have released their Liens in such assets.

          6.7    Separate Grants of Security and Separate Classification.

        The Second Priority Lenders and the First Priority Lenders acknowledge and agree that (a) the grants of Liens pursuant to the First Priority Collateral Documents and the Second Priority Collateral Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the Second Priority Claims are fundamentally different from the First Priority Claims and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the First Priority Lenders and Second Priority Lenders in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Priority Lenders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Lenders), the First Priority Lenders shall be entitled to receive from the Common Collateral or proceeds thereof, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of all interest accrued (or which would have, absent the commencement of an Insolvency or Liquidation Proceeding, accrued) after the commencement of an Insolvency or Liquidation Proceeding before any distribution is made from the Common Collateral or proceeds thereof in respect of the claims held by the Second Priority Lenders, with the Second Priority Lenders hereby acknowledging and agreeing to turn over to the First Priority Lenders amounts otherwise received or receivable by them from the Common Collateral or proceeds thereof to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Lenders.

          6.8    Plans of Reorganization.

        No Second Priority Lender shall support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any plan of reorganization) unless such plan (a) pays off, in cash in full, all First Priority Claims, (b) is accepted by the class of holders of First Priority Claims voting thereon and is supported by the First Lien Agent or (c) incorporates this Agreement by reference and continues the relative rights and priorities of the First Priority Lenders and the Second Priority Lenders in the Common Collateral subsequent to the effective date of such plan.

          6.9    Filing of Motions.

        Until the Discharge of First Priority Claims has occurred, the Second Lien Agent agrees on behalf of itself and the other Second Priority Lenders that no Second Priority Lender shall, in or in connection with any Insolvency or Liquidation Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Common Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the First Lien Agent (including the validity and enforceability thereof) or any other First Priority Lender or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Second Priority Lenders may file a proof of claim pursuant to Section 3.1(a)(ii)(A).

          6.10    Other Matters.

        To the extent that the Second Lien Agent or any Second Priority Lender has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the First Priority Collateral, the Second Lien Agent agrees, on behalf of itself and the other Second Priority Lenders not to assert any of such rights without the prior written consent of the First Lien Agent; provided that if requested by the First Lien Agent, the Second Lien Agent shall timely exercise such rights in the manner requested by the First Lien Agent, including any rights to payments in respect of such rights.

          6.11    Effectiveness in Insolvency or Liquidation Proceedings.

        This Agreement shall be effective both before and after the commencement of an Insolvency or Liquidation Proceeding.

        SECTION 7.    Reliance; Waivers; Etc.

          7.1    Reliance

        All loans and other extensions of credit made or deemed made on and after the date hereof by the First Priority Lenders to the Company or any Grantor shall be deemed to have been given and made in reliance upon this Agreement.

          7.2    No Warranties or Liability

        The Second Lien Agent, on behalf of itself and the Second Priority Lenders, acknowledges and agrees that each of the First Lien Agent and the First Priority Lenders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Priority Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon.

        The First Priority Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the First Priority Documents as they may, in their sole discretion, deem appropriate, and the First Priority Lenders may manage their loans and extensions of credit without regard to any rights or interests that the Second Lien Agent or any of the Second Priority Lenders have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the First Lien Agent nor any First Priority Lender shall have any duty to the Second Lien Agent or any of the Second Priority Lenders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Subsidiary thereof (including the Second Priority Documents), regardless of any knowledge thereof which they may have or be charged with.

          7.3    No Waiver of Lien Priorities

        (a)   No right of the First Priority Lenders, the First Lien Agent or any of them to enforce any provision of this Agreement or any First Priority Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any First Priority Lender or the First Lien Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Priority Documents or any of the Second Priority Documents, regardless of any knowledge thereof which the First Lien Agent or the First Priority Lenders, or any of them, may have or be otherwise charged with.

        (b)   Without in any way limiting the generality of the foregoing paragraph, the First Priority Lenders, the First Lien Agent and any of them, may, at any time and from time to time, without the consent of, or notice to, the Second Lien Agent or any Second Priority Lender, without incurring any liabilities to the Second Lien Agent or any Second Priority Lender and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Agent or any Second Priority Lender is affected, impaired or extinguished thereby) do any one or more of the following:

          (i)    change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Priority Claims or any Lien on any First Priority Collateral or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Priority Claims, without any restriction as to the amount, tenor or terms of any such increase or extension so long as the maximum principal amount of Indebtedness that could then be incurred by the Company in compliance with Section 4.11 ("Limitation on Incurrence of Additional Indebtedness") of the Indenture (as in effect on the date hereof) which is secured by a Lien permitted under clause (16) or (17) of the definition of the term "Permitted Lien" (as defined in the Indenture as in effect on the date hereof)) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Agent or any of the First Priority Lenders, the First Priority Claims or any of the First Priority Documents;

          (ii)   sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Priority Collateral or any liability of the Company or any other Grantor to the First Priority Lenders or the First Lien Agent, or any liability incurred directly or indirectly in respect thereof;

          (iii)  settle or compromise any First Priority Claim or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Priority Claims) in any manner or order;

          (iv)  enter into or amend any First Priority Document in order to create or acquire additional collateral for the First Priority Claims, to create and perfect security interests in and Liens on collateral and to increase and enhance the exercise of remedies thereunder and take actions in furtherance of the foregoing; and

          (v)   exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any First Priority Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the First Priority Lenders or any liability incurred directly or indirectly in respect thereof.

        (c)   The Second Lien Agent, on behalf of itself and the Second Priority Lenders, also agrees that the First Priority Lenders and the First Lien Agent shall have no liability to the Second Lien Agent or any Second Priority Lender, and the Second Lien Agent, on behalf of itself and the Second Priority Lenders, hereby waives any claim against any First Priority Lender or the First Lien Agent, arising out of any and all actions which the First Priority Lenders or the First Lien Agent may take or permit or omit to take with respect to: (i) the First Priority Documents, (ii) the collection of the First Priority Claims or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First Priority Collateral. The Second Lien Agent, on behalf of itself and the Second Priority Lenders, agrees that the First Priority Lenders and the First Lien Agent have no duty to them in respect of the maintenance or preservation of the First Priority Collateral, the First Priority Claims or otherwise.

        (d)   The Second Lien Agent, on behalf of itself and the Second Priority Lenders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law.

          7.4    Obligations Unconditional

        All rights, interests, agreements and obligations of the First Lien Agent and the First Priority Lenders and the Second Lien Agent and the Second Priority Lenders, respectively, hereunder shall remain in full force and effect irrespective of:

        (a)   any lack of validity or enforceability of any First Priority Documents or any Second Priority Documents;

        (b)   any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Priority Claims or Second Priority Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other First Priority Document or of the terms of the Indenture or any other Second Priority Document;

        (c)   any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Priority Claims or Second Priority Claims or any guarantee thereof;

        (d)   the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

        (e)   any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Priority Claims, or of the Second Lien Agent or any Second Priority Lender in respect of this Agreement.

        SECTION 8.    Miscellaneous

          8.1    Conflicts

        In the event of any conflict between the provisions of this Agreement and the provisions of the First Priority Documents or the Second Priority Documents, the provisions of this Agreement shall govern.

          8.2    Continuing Nature of this Agreement; Severability

        This Agreement shall continue to be effective until the Discharge of First Priority Claims shall have occurred. This is a continuing agreement of lien subordination and the First Priority Lenders may continue, at any time and without notice to the Second Lien Agent or any Second Priority Lender, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting First Priority Claims on reliance hereof. The Second Lien Agent, on behalf of itself and the Second Priority Lenders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.3    Amendments; Waivers

        No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Agent or the First Lien Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Company and other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly affected.

          8.4    Information Concerning Financial Condition of the Company and the Other Grantors

        (a)   The First Lien Agent and the First Priority Lenders, on the one hand, and the Second Lien Agent and the Second Priority Lenders, on the other hand, shall each be responsible for keeping themselves informed of (i) the financial condition of the Company and the other Grantors and all endorsers and/or guarantors of the Second Priority Claims or the First Priority Claims and (ii) all other circumstances bearing upon the risk of nonpayment of the Second Priority Claims or the First Priority Claims.

        (b)   Subject to Section 5.6(b), the First Lien Agent and the First Priority Lenders shall have no duty to advise the Second Lien Agent or any Second Priority Lender of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Agent or any of the First Priority Lenders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Agent or any Second Priority Lender, it or they shall be under no obligation (i) to make, and the First Lien Agent and the First Priority Lenders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation or (iv) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

        (c)   Subject to Section 5.6(a), the Second Lien Agent and the Second Priority Lenders shall have no duty to advise any First Lien Agent or any First Priority Lender of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Second Lien Agent or any of the Second Priority Lenders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any First Lien Agent or any First Priority Lender, it or they shall be under no obligation (i) to make, and the Second Lien Agent and the Second Priority Lenders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation or (iv) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

          8.5    Subrogation

        The Second Lien Agent, on behalf of itself and the Second Priority Lenders, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Priority Claims has occurred.

          8.6    Application of Payments

        All payments received by the First Priority Lenders in respect of the First Priority Collateral may be applied, reversed and reapplied, in whole or in part, to such part of the First Priority Claims as the First Priority Lenders, in their sole discretion, deem appropriate.

          8.7    Consent to Jurisdiction; Waivers

        The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 below for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder based on forum non conveniens, and any objection to the venue of any action instituted hereunder. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

          8.8    Notices

        All notices to the Second Priority Lenders and the First Priority Lenders permitted or required under this Agreement may be sent to the Second Lien Agent and the First Lien Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail, one Business Day after mailing if sent by overnight courier, or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

          8.9    Further Assurances

        The Second Lien Agent, on behalf of itself and the Second Priority Lenders, agrees that each of them shall take such further action and shall execute and deliver to the First Lien Agent and the First Priority Lenders such additional documents and instruments (in recordable form, if requested) as the First Lien Agent or the First Priority Lenders may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

          8.10    Governing Law

        This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

          8.11    Binding on Successors and Assigns

        This Agreement shall be binding upon the First Lien Agent, the First Priority Lenders, the Second Lien Agent, the Second Priority Lenders, the Company, the other Grantors and their respective permitted successors and assigns.

          8.12    Specific Performance

        The First Lien Agent may demand specific performance of this Agreement. The Second Lien Agent, on behalf of itself and the Second Priority Lenders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Agent.

          8.13    Section Titles; Time Periods

        The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement. In the computation of time periods, unless otherwise specified the word "from" means "from and including" and each of the words "to" and "until" means "to but excluding" and the word "through" means "to and including".

          8.14    Counterparts

        This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.

          8.15    Authorization

        By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

          8.16    No Third Party Beneficiaries

        This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the holders of First Priority Claims and Second Priority Claims. No other Person, including the Company or any other Grantor, the Company or any other Grantor as debtor-in-possession or any trustee in an Insolvency or Liquidation Proceeding, shall have or be entitled to assert rights or benefits hereunder.

          8.17    Effectiveness

        This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

          8.18    Second Priority Lenders' Purchase Option

        (a)   Upon the occurrence and during the continuance of (i) an acceleration of any First Priority Claims; or (ii) a foreclosure on any Common Collateral (or the commencement of any legal proceedings against any Grantor or with respect to any Common Collateral to facilitate the foregoing) by the First Lien Agent, any or all of the Second Priority Lenders, acting as a single purchaser group, shall have the option at any time upon five (5) Business Days prior written notice (each such notice, a "Purchase Notice") from the Second Lien Agent to the First Lien Agent to purchase all (but not less than all) of the First Priority Claims from the First Priority Lenders. Such Purchase Notice to the First Lien Agent shall be irrevocable.

        (b)   On the date specified by Second Lien Agent in such Purchase Notice (which shall not be less than five (5) Business Days, nor more than ten (10) Business Days, after the receipt by the First Lien Agent of the Purchase Notice from the Second Lien Agent of the election by the Second Priority Lender to exercise such option), the First Priority Lenders shall sell to Second Priority Lenders, and Second Priority Lenders shall purchase from First Priority Lenders, all (and not less than all) of the First Priority Claims. The First Lien Agent hereby represents and warrants that, as of the date hereof, no approval of any court or other regulatory or governmental authority is required for such sale.

        (c)   Upon the date of such purchase and sale, the Second Priority Lenders shall (i) pay to the First Lien Agent as the purchase price therefor (the "Purchase Price") the full amount of the First Priority Claims then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys' fees and legal expenses but excluding any early termination fee or prepayment fee), (ii) furnish cash collateral to the First Lien Agent in such amounts as the First Lien Agent determines is reasonably necessary to secure the First Priority Lenders in connection with any issued and outstanding letters of credit provided by any First Priority Lender to any Grantor (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit), (iii) agree to reimburse the First Priority Lenders for any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the First Priority Claims, and/or as to which the First Priority Lenders have not yet received final payment, (iv) agree to pay to the First Priority Lenders any early termination fee or prepayment fee payable in connection with the First Priority Documents within three (3) Business Days of the receipt of same by the Second Lien Agent and/or the Second Priority Lenders, after the payment in full in cash to the Second Priority Lenders of the Second Priority Claims and the First Priority Claims purchased by the Second Priority Lenders pursuant to this Section 8.18, including principal, interest and fees thereon and costs and expense of collection thereof (including reasonable attorneys' fees and legal expenses, but excluding any early termination fee (whether owing under the First Priority Documents or the Second Priority Documents) or prepayment fee (whether owing under the First Priority Documents or the Second Priority Documents)); provided that (x) the notice of termination is received by the Second Lien Agent or (y) the effective date of termination occurs, within ninety (90) days after the effective date of the purchase of the First Priority Claims by the Second Priority Lenders. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the First Lien Agent, as the First Lien Agent may designate in writing to the Second Lien Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Second Priority Lenders to the bank account designated by the First Lien Agent are received in such bank account no later than 1:00 p.m., New York City time and interest shall be calculated to and including such Business Day if the amounts so paid to the bank account designated by the First Lien Agent are received in such bank account later than 1:00 p.m., New York City time.

        (d)   Such purchase shall be expressly made without representation or warranty of any kind by the First Priority Lenders as to the First Priority Claims or otherwise and without recourse to the First Priority Lenders, except that the First Priority Lenders shall represent and warrant: (i) the amount of the First Priority Claims being purchased, (ii) that the First Priority Lenders will transfer the First Priority Claims to the Second Priority Lenders free and clear of any Liens or encumbrances and (iii) the First Priority Lenders have the right to assign the First Priority Claims and the assignment is duly authorized.

          8.19    Appointment of First Lien Agent

        Each First Priority Lender by accepting the benefits hereof hereby irrevocably appoints                        to act on its behalf as the First Lien Agent and agrees that the provisions of                         ,                         and                         (1) of the Credit Agreement applicable to                        in its capacity as the [administrative agent] thereunder shall also apply to it as First Lien Agent hereunder.

(1)
Agency and indemnification provisions to be inserted.

          8.20    Second Lien Agent

        The use of the term "Second Lien Agent" is used in this Agreement for convenience only, and the characterization of U.S. Bank National Association as such does not impose, and U.S. Bank National Association does not accept, any obligations to anyone other than in its capacity as Trustee and Collateral Agent, and in executing this Agreement in such capacity, U.S. Bank National Association does not subordinate any claims, rights or liens that it may hold from time to time in its individual capacity.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

FIRST LIEN AGENT:

, as First Lien
Agent

By:
Name:
Title:

Address:

Facsimile No.:	-	-

Attention:

SECOND LIEN AGENT:
U.S. BANK NATIONAL ASSOCIATION, as Trustee, Collateral Agent and Second Lien Agent

By:
Name:
Title:

Address:
60 Livingston Avenue
St. Paul, MN 55107-2292

Facsimile No.:	-	-

Attention:

GRANTORS:
MCLEODUSA INCORPORATED

By:
Name:
Title:

Address:
1 Martha's Way
Hiawatha, Iowa 52233

Facsimile No.:	(319) 790-7901

Attention:

MCLEODUSA HOLDINGS, INC.

By:
Name:
Title:

Address:
1 Martha's Way
Hiawatha, Iowa 52233

Facsimile No.:	(319) 790-7901

Attention:

MCLEODUSA INFORMATION SERVICES, INC.

By:
Name:
Title:

Address:
1 Martha's Way
Hiawatha, Iowa 52233

Facsimile No.:	(319) 790-7901

Attention:

MCLEODUSA NETWORK SERVICES, INC.

By:
Name:
Title:

Address:
1 Martha's Way
Hiawatha, Iowa 52233

Facsimile No.:	(319) 790-7901

Attention:

MCLEODUSA PURCHASING, L.L.C.

By:
Name:
Title:

Address:
1 Martha's Way
Hiawatha, Iowa 52233

Facsimile No.:	(319) 790-7901

Attention:
By:
Name:
Title:

Address:
1 Martha's Way
Hiawatha, Iowa 52233
Facsimile No.:	(319) 790-7901

Attention:

QuickLinks

  Exhibit 4.4